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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  FORM 8 - K/A
                                 AMENDMENT NO. 1

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): NOVEMBER 16, 2001





                             J.D. EDWARDS & COMPANY
             (exact name of registrant as specified in its charter)

                        COMMISSION FILE NUMBER: 000-23091


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
                    DELAWARE                                       84-0728700
  (State or other jurisdiction of incorporation     (I.R.S. Employer Identification Number)
                or organization)

         ONE TECHNOLOGY WAY, DENVER, CO                              80237
    (Address of principal executive offices)                       (Zip Code)
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       Registrant's telephone number, including area code: (303) 334-4000




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ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

On November 30, 2001, J.D. Edwards & Company filed a Current Report on Form 8-K to report the completion of its acquisition of YOUcentric, Inc. Pursuant to Item 7 of Form 8-K, J.D. Edwards indicated that it would file financial information required under Item 7 of Form 8-K no later than January 29, 2002. This Amendment is filed to provide the required financial information.

On November 16, 2001, J.D. Edwards & Company completed its acquisition of YOUcentric, Inc., a Charlotte, N.C. provider of Java-based customer relationship management (CRM) software. Under the terms of the Agreement and Plan of Reorganization, J.D. Edwards acquired all of the issued and outstanding capital stock of YOUcentric, in exchange for $95.4 million of consideration, paid with a combination of 7.7 million J.D. Edwards' shares of common stock and $6.0 million in cash. Pursuant to the agreement, YOUcentric became a wholly-owned subsidiary of J.D. Edwards. The acquisition is accounted for as a purchase and, accordingly, the total purchase price of YOUcentric is allocated to the acquired assets, including goodwill and other intangible assets, and liabilities at their fair values as of November 16, 2001. J.D. Edwards' consolidated statement of operations will not include any revenue or expense related to YOUcentric prior to November 16, 2001.

The Agreement and Plan of Reorganization includes an escrow arrangement, and J.D. Edwards may claim reimbursement of certain losses, up to $10 million, through the escrow fund. These pro forma financial statements have been prepared on the basis of the full purchase price being paid, including the amount in the escrow fund. In addition, certain vested and unvested options to purchase YOUcentric capital stock outstanding at the time of the acquisition under YOUcentric's stock option plans were assumed by J.D. Edwards. The fair value of the options assumed was $2.8 million, which was determined using a Black Scholes option pricing model with an expected life of 2.75 years, expected volatility of 75%, and a risk free interest rate of 2.78%. These options were converted into options to purchase an equivalent number of shares of J.D. Edwards common stock based upon the acquisition share exchange ratio.

Included in this amended Form 8-K are the following:

(a)      Financial statements of the business acquired.

The audited consolidated balance sheets of YOUcentric as of December 31, 1999 and 2000, and the related consolidated statements of operations, shareholders deficiency, and cash flows for each of the two years in the period ended December 31, 2000 are included in this Amended Current Report as exhibit 99-1. The unaudited consolidated balance sheets, statements of operations, and cash flows of YOUcentric as of and for the nine months ended September 30, 2000 and 2001 are included in this Amended Current Report as exhibit 99-2.

(b) Unaudited pro forma combined condensed consolidated financial statements.

The unaudited pro forma combined condensed consolidated balance sheets of J.D. Edwards as of July 31, 2001, and the unaudited pro forma combined condensed consolidated statements of operations of J.D. Edwards for the twelve months ended October 31, 2000 and the nine months ended July 31, 2001, are included in this Amended Current Report as exhibit 99.3.

(c)      The following exhibits are filed with this Amended Current Report, Form
         8-K/A.

        Exhibit
        Number                         Exhibit Description

         23.2     Consent of Independent Public Accountants.

         99.1 Audited consolidated balance sheets of YOUcentric as of December 31, 1999 and 2000, and the related consolidated statements of operations, shareholders deficiency, and cash flows for each of the two years in the period ended December 31, 2000.

         99.2 Unaudited consolidated balance sheets, statements of operations, and cash flows of YOUcentric as of and for the nine months ended September 30, 2000 and 2001.

         99.3 Unaudited pro forma combined condensed consolidated balance sheets of J.D. Edwards at July 31, 2001, and unaudited pro forma combined condensed consolidated statements of operations of J.D. Edwards for the twelve months ended October 31, 2000 and the nine months ended July 31, 2001.



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       J.D. EDWARDS & COMPANY

January 28, 2002                       By:   /s/    RICHARD G. SNOW, JR.
                                           ------------------------------------
                                           Name:    Richard G. Snow, Jr.
                                           Title:   Vice President, General
                                                    Counsel and Secretary



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                               INDEX TO EXHIBITS



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
        EXHIBIT
        NUMBER                               DESCRIPTION
        -------                              -----------

         23.2     Consent of Independent Public Accountants.

         99.1     Audited consolidated balance sheets of YOUcentric as of December 31, 1999 and
                  2000, and the related consolidated statements of operations, shareholders deficiency, and cash flows for each of the two years in the period ended December
                  31, 2000.

         99.2     Unaudited consolidated balance sheets, statements of operations, and cash flows of
                  YOUcentric as of and for the nine months ended September 30, 2000 and 2001.

         99.3     Unaudited pro forma combined condensed consolidated balance sheets of J.D. Edwards at July 31, 2001, and unaudited pro forma combined condensed consolidated statements of operations of J.D. Edwards for the twelve months ended October 31,
                  2000 and the nine months ended July 31, 2001.
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